UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 12, 2006

Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125335	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10251 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)                               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 12, 2006, we concluded that our previously issued unaudited consolidated statements of cash flows for the nine months ended June 30, 2006 and for the period from inception (January 4, 2005) to June 30, 2006 should be restated to reflect the change for net cash received from acquisition of assets of $1,306,287 to be shown as an investing activity rather than a financing activity and to present the increase in cash for plant construction of $43,000,000 as an investing activity, rather than a component of cash and cash equivalents.  This matter was discussed with our independent registered public accounting firm and our Chief Executive Officer.

Accordingly, on September 13, 2006, the audit committee of our board of directors concluded that our unaudited consolidated statements of cash flows for the nine months ended June 30, 2006 and for the period from inception (January 4, 2005) to June 30, 2006 should no longer be relied upon as a result of our determination to restate our consolidated statements of cash flows as discussed above. In reaching this conclusion, the audit committee discussed the matters relating to this restatement with our independent registered public accounting firm, McGladrey & Pullen LLP.  We plan to promptly file an amended Quarterly Report on Form 10-QSB/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2006	ADVANCED BIOENERGY, LLC

	By	/s/ Revis L. Stephenson III
Revis L. Stephenson III Chief Executive Officer